UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 16, 2004

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On July 16, 2004, Albemarle Corporation (the “Company”) entered into an International Share and Business Sale Agreement, dated as of July 16, 2004 (the “Purchase Agreement”), with Akzo Nobel N.V. (“Akzo Nobel”) pursuant to which the Company will acquire the catalyst business of Akzo Nobel for EURO 615.7 million (approximately $763 million) in cash.

The Company has received early termination with respect to the filings it made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the acquisition. In addition, the acquisition has been approved under the anticompetition laws of each foreign jurisdiction where such approval was required to complete the acquisition. Akzo Nobel has also received favorable advice from Works Council in the Netherlands. The Purchase Agreement is subject to the satisfaction or waiver of customary closing conditions. The transaction is expected to close on July 31, 2004 or, in any event, by the end of the third quarter of 2004.

The Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

2.1	International Share and Business Sale Agreement, dated as of July 16, 2004, by and between Albemarle Catalysts International, L.L.C. and Albemarle Corporation and Akzo Nobel N.V.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2004

ALBEMARLE CORPORATION

By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	International Share and Business Sale Agreement, dated as of July 16, 2004, by and between Albemarle Catalysts International, L.L.C. and Albemarle Corporation and Akzo Nobel N.V.

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